Exhibit 99.1

EveryWare Global, Inc. Reports on the Results
of Ratification Votes on Revised Labor Agreements

Lancaster, OH - July 3, 2014 -- EveryWare Global, Inc. (“EveryWare” or the “Company”) (Nasdaq: EVRY), announced that hourly workers at the Company's Lancaster, Ohio operation voted to accept revisions to their labor agreement that will reduce operating costs at EveryWare. The Company's hourly employees at its Monaca, Pennsylvania facility voted down similar proposed revisions to their separate labor agreement.

The ratified agreement for the Lancaster facility remains subject to final documentation, approval by EveryWare's Board of Directors, review of the Company's restructuring plan by the United Steelworkers Union, and a $20 million investment into the Company by Monomoy Capital Partners, L.P. and its affiliated funds (“Monomoy”).

While EveryWare is in receipt of an investment proposal by Monomoy, the Company and Monomoy have no agreement on an investment at this time. There is no guarantee that the Company will reach agreement with Monomoy on the terms of an investment and there is no assurance that the Company’s lender group will accept an equity investment by Monomoy or any other party.

About EveryWare

EveryWare (Nasdaq: EVRY) is a leading global marketer of tabletop and food preparation products for the consumer and foodservice markets, with operations in the United States, Canada, Mexico, Latin America, Europe and Asia. Its global platform allows it to market and distribute internationally its total portfolio of products, including bakeware, beverageware, serveware, storageware, flatware, dinnerware, crystal, buffetware and hollowware; premium spirit bottles; cookware; gadgets; candle and floral glass containers; and other kitchen products, all under a broad collection of widely-recognized brands. Driven by devotion to design, EveryWare is recognized for providing quality tabletop and kitchen solutions through its consumer, foodservice, specialty and international channels. EveryWare was formed through the merger of Anchor Hocking, LLC and Oneida Ltd. in March of 2012. Additional information can be found on EveryWare’s Investor Relations Website: http://investors.everywareglobal.com/.

Forward Looking Statements

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. These statements include the statements related to the Monomoy proposal and the tentative union

Exhibit 99.1

agreement. Words such as “tentative”, “proposal”, “offers”, “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words, and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to the proposed terms of our collective bargaining agreements, our plans for additional financing and our covenant compliance, liquidity and other characterizations of future events or circumstances are forward-looking statements.

Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason. For a description of the risks, uncertainties, and assumptions that may impact our actual results or performance, see the Company’s Annual Report on Form 10-K for 2013, filed with the Securities and Exchange Commission, as it may be updated in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission.

Contact:

Erica Bartsch
Sloane & Company
ebartsch@sloanepr.com

2